UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

SCG FINANCIAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-54339 (Commission File Number)	27-4452594 (I.R.S. Employer Identification Number)

615 N. Wabash Ave. Chicago, IL (Address of principal executive offices)		60611 (Zip code)
(312) 784-3960 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 19, 2012, SCG Financial Acquisition Corp., a Delaware corporation (“SCG”), held a special meeting of stockholders (the “Special Meeting”) at 2:00 pm central time. The two matters voted on by SCG’s stockholders were a proposal (i) to amend SCG’s Amended and Restated Certificate of Incorporation to extend the date on which SCG must either consummate a business combination or commence proceedings to dissolve and liquidate from January 12, 2013 to April 12, 2013 (the “Charter Amendment Proposal”) and (ii) to adjourn the Special Meeting to another time for the purpose of soliciting additional proxies to approve the Charter Amendment Proposal (the “Adjournment Proposal”).

As of November 23, 2012, the record date for the Special Meeting, there were 9,523,810 shares of common stock outstanding and entitled to vote at the Special Meeting. Set forth below are the final voting results from the Special Meeting:

1.	The Charter Amendment Proposal received the following votes:

For	Against	Abstain
7,649,674	716,516	500

The Charter Amendment Proposal was approved.

2.	The Adjournment Proposal rescind the following votes:

For	Against	Abstain
7,666,124	715,616	500

The Adjournment Proposal was approved.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 19, 2012	SCG FINANCIAL ACQUISITION CORP.

	By:	/s/ Gregory H. Sachs
		Name:	Gregory H. Sachs
		Title:	Chairman, President and
Chief Executive Officer